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As filed with the Securities and Exchange Commission on December 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATSON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	95-3872914 (I.R.S. Employer Identification Number)

311 Bonnie Circle
Corona, California 92880
(909) 493-5300

(Address of Principal Executive Offices including Zip Code)

THE 2001 INCENTIVE AWARD PLAN OF WATSON PHARMACEUTICALS, INC.

(Full Title of the Plan)

David A. Buchen Senior Vice President, General Counsel and Secretary Watson Pharmaceuticals, Inc. 311 Bonnie Circle Corona, California 92880 (909) 493-5300	Copy to: Charles K. Ruck. Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.0033 Par Value	6,500,000	$47.31	$307,515,000	$24,877.96

(1)
The 2001 Incentive Award Plan, as amended (as the same may be amended from time to time, the "Plan"), authorizes the issuance of an aggregate of 14,000,000 shares of Common Stock, par value $0.0033 per share (the "Common Stock"), of Watson Pharmaceuticals, Inc. (the "Company"), as adjusted for stock dividends, of which 6,500,000 shares are being registered hereunder and 7,500,000 of which have been previously registered.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and represents the average of the high and low sales price of the Common Stock on the New York Stock Exchange on December 8, 2003.

Proposed issuances to take place as soon after the effective date of the Registration
Statement as outstanding shares are purchased.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

        The Plan authorizes the issuance of an aggregate of 14,000,000 shares of Common Stock. The Company has previously registered 7,500,000 shares issuable under the Plan by a Registration Statement on Form S-8 filed with the Commission on May 30, 2001, Registration No. 333-61844, (the "Prior Registration Statement"). Under this Registration Statement, the Company is registering an additional 6,500,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

        The consolidated financial statements are incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 2002 and have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 8. Exhibits

        See Index to Exhibits on Page 4.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on December 8, 2003.

WATSON PHARMACEUTICALS, INC.

By:	/s/ DAVID A. BUCHEN David A. Buchen Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Chao, Ph.D. and David A. Buchen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 8, 2003.

Signature	Title
/s/ ALLEN CHAO, PH.D. Allen Chao, Ph. D.	Chairman and Chief Executive Officer, and Director (Principal Executive Officer)
/s/ CHARLES P. SLACIK Charles P. Slacik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ R. TODD JOYCE R. Todd Joyce	Vice President—Corporate Controller and Treasurer (Principal Accounting Officer)
/s/ MICHAEL J. FEDIDA Michael J. Fedida	Director
/s/ MICHEL J. FELDMAN Michel J. Feldman	Director
/s/ ALBERT F. HUMMEL Albert F. Hummel	Director
/s/ JACK MICHELSON Jack Michelson	Director
/s/ RONALD R. TAYLOR Ronald R. Taylor	Director
/s/ ANDREW L. TURNER Andrew L. Turner	Director
/s/ FRED G. WEISS Fred G. Weiss	Director

INDEX TO EXHIBITS

Exhibit Number
4.1	Trust Indenture dated May 18, 1998 between the Company and First Union National Bank, as Trustee for the issuance of the Company's Senior Unsecured Notes, is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3/A (Reg. No. 333-49079), filed on April 30, 1999.
4.2
Indenture dated March 7, 2003 between the Company and Wells Fargo Bank, National Association as Trustee for the issuance of the Company's 1.75% Convertible Contingent Senior Debentures, is incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
5.1	Opinion of Kummer Kaempfer Bonner & Renshaw as to the legality of the Common Stock of the Company covered by this Registration Statement.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kummer Kaempfer Bonner & Renshaw (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (contained on the signature page to this Registration Statement).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS